Exhibit 99.1

FOR IMMEDIATE RELEASE

Trio Petroleum Corp. (NYSE American: TPET) Announces Strategic Acquisition of Cash-Flow-Positive Production in Saskatchewan and Highlights Multilateral Opportunities in the North Half of Section 3-48-24W3

Malibu, California - January 5, 2026 - Trio Petroleum Corp (NYSE American: TPET) (“Trio” or the “Company”), an oil and gas company, today is pleased to announce that its wholly owned Canadian subsidiary, Trio Petroleum Canada, Corp. (the “Company”), has acquired certain Saskatchewan heavy oil assets (the “Acquired Assets”) from NovaCor Exploration Ltd. (“NovaCor”). The Acquired Assets are located in west-central Saskatchewan and include producing heavy oil wells, associated equipment and infrastructure, and additional development and optimization opportunities.

The acquired assets consist of four wells along with a water disposal facility. Three of the wells are currently producing approximately 30 barrels per day, with the fourth well expected to produce approximately 20 barrels per day when returned to production. The Acquired Assets target established heavy oil intervals within the Mannville Group, including Waseca, McLaren, Sparky, and GP. Trio believes the asset base offers a combination of existing production and actionable operational upside, with opportunities to enhance performance through disciplined field execution. The acquisition also includes the infrastructure and equipment the Company’s management believes are necessary to support ongoing production and field operations. The assets consist of:

●	101/13-03-048-24W3/00 - 11 bbl/d
●	121/04-05-049-24W3/03 - 8 bbl/d
●	121/05-05-049-24W3/02 - 9 bbl/d
●	121/06-05-049-24W3/02- non-producing expect 20 bbl/d*
●	131/04-29-051-26W3/00 - disposal facility

Section 3-48-24W3 (Maidstone Area)

The Section 3-48-24W3 lands include established heavy oil well control and mapped pay development within the Mannville stack. Trio views this area as an inventory and reactivation/optimization opportunity, with post-closing work expected to focus on wellbore status, completion intervals, and low-cost workovers or recompletions where economics support near-term execution. The Company believes additional zones could add another 15 bbl/d*. With the acquisition of the NW/4 interest in Section 3-48-24W3 (LSD 13), Trio - together with its existing NE/4 Section 3-48-24W3 position - will have coverage across the north half of Section 3-48-24W3, enabling future horizontal and multilateral drilling opportunities. This expanded position provides optionality to design multi-branch laterals to maximize reservoir contact and accelerate development across the McLaren trend. Offset McLaren horizontal wells east of Section 3 have averaged approximately 75 MBO per well, and mapping indicates a thicker shoreface McLaren A sand trend through the north half of Section 3, supporting future horizontal and multilateral development concepts.

Section 5-49-24W3 (Waseca Area)

The Section 5-49-24W3 lands include producing wells and documented upside supported by zone-by-zone completion review. Trio views this area as a near-term optimization candidate, with a practical path to improving rates through operating and artificial-lift optimization and selective completion enhancements across Mannville intervals including Sparky, GP, and McLaren. The Company believes additional zones could add another 25 bbl/d*.

4-29 Produced-Water Disposal Facility (Third-Party Revenue)

Trio has also entered into an agreement to acquire NovaCor’s 4-29 produced-water disposal facility (wellbore UWI 131/04-29-051-26W3/00) in west-central Saskatchewan. The facility is being acquired as a fee-for-service, third-party produced-water disposal business intended to generate recurring disposal revenues through commercial service arrangements with area operators, with additional potential upside from skim oil recovery depending on third-party volumes and facility performance. The Company believes the facility can generate upwards of $100,000 monthly in combined revenue from both water disposal and skim oil recovery based on similar water disposal facilities in the area.

Management Commentary

“This acquisition adds immediate oil production and strengthens Trio’s asset base with a path to near-term operating improvements, as well as a service-oriented disposal infrastructure asset designed to generate third-party revenue,” said Robin Ross, Chief Executive Officer. “We are acquiring producing assets which we believe have associated substantial upside potential and also the infrastructure and equipment necessary to support this production. It is important to note the Maidstone position provides coverage across the north half of Section 3-48-24W3, which we believe supports future horizontal and multilateral drilling opportunities. Supported by offset McLaren horizontal performance and our mapping of a thicker shoreface McLaren A trend, we see a compelling runway for capital-efficient development. Our objective is to buy producing projects with far greater upside potential, which is exactly what this property acquisition is all about. Trio remains focused on disciplined growth, leveraging its technical expertise and operational capabilities to pursue opportunities that maximize shareholder value. Over the next few months we will begin work towards developing the full potential of this new project.”

*recent internal report by Andrew Smith, P.Geol APEGA

Acquisition Purchase Price; Issuance of Shares of Common Stock; Grant of Registration Rights

The stated purchase price is $1,000,000 CDN paid in by the Company’s issuance of 912,875 shares of its common stock, in connection with which we have granted certain “piggyback” registration rights and an obligation by the Company to register the shares for resale, subject to certain limitations and restrictions, if the shares are not otherwise registered for resale in a registration statement, pursuant to such “piggyback” registration rights.

About Trio Petroleum Corp

Trio Petroleum Corp is an oil and gas exploration and development company with operations in California, Saskatchewan, Alberta and Utah.

Third-Party Coverage (Lloydminster Heavy Oil Multilaterals)

For additional background on multilateral drilling activity and rig-count trends in the Lloydminster area, see:

● Pipeline Online (Sep 18, 2024): “Multilateral well program proving a big win in Lloydminster area and SE Sask” (https://pipelineonline.ca/multilateral-well-program-proving-a-big-win-in-lloydminster-area-and-se-sask/)

Cautionary Statement Regarding Forward-Looking Statements

All statements in this press release of Trio Petroleum Corp (“Trio”) and its representatives and partners that are not based on historical fact are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and the provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Acts”). In particular, when used in the preceding discussion, the words “estimates,” “believes,” “hopes,” “expects,” “intends,” “on-track”, “plans,” “anticipates,” or “may,” and similar conditional expressions are intended to identify forward-looking statements within the meaning of the Acts and are subject to the safe harbor created by the Acts. Any statements made in this press release other than those of historical fact, about an action, event or development, are forward-looking statements. While management has based any forward-looking statements contained herein on its current expectations, the information on which such expectations were based may change. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties, and other factors, many of which are outside of the Trio’s control, that could cause actual results to materially and adversely differ from such statements. Such risks, uncertainties, and other factors include, but are not necessarily limited to, those set forth in the Risk Factors sections of the Trio reports filed with the Securities and Exchange Commission (SEC). Copies of such documents are available on the SEC’s website, www.sec.gov . Trio undertakes no obligation to update these statements for revisions or changes after the date of this press release, except as required by law.

Investor Relations Contact:
Redwood Empire Financial Communications
Michael Bayes
(404) 809 4172
michael@redwoodefc.com